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EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT


Monarch has five consolidated subsidiaries, each of which is wholly-owned, as follows:

NAME                                                    JURISDICTION
----                                                    ------------
Monarch Werkzeugmaschinen GmbH                             Germany

Stamco Depiereux GmbH                                      Germany

Monarch Busch GmbH                                         Germany

Stamco (U.K.), Ltd.                                    United Kingdom

Monarch Machine Tool International, Inc. (FSC)      Barbados, West Indies